                                                                   EXHIBIT 10.34


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 1st day of February, 1998, by and between ENDEAVOR TECHNOLOGIES INC., a Georgia corporation ("ETI"), and K. ROBERT DRAUGHON, an individual (the "Executive"), and is effective as of the date hereof.

     WHEREAS, Executive is expected to make a significant contribution to the success and development of ETI in his role as Director and Chief Financial Officer of ETI; and

     WHEREAS, Executive is willing to render services to ETI on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and ETI, including, without limitation, the promises and covenants described herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                  EMPLOYMENT
                                  ----------

     Section 1.1  Term of Employment. The term of Executive's employment
                  ------------------
hereunder shall commence on or before February 2, 1998 and continue for a period of two (2) years, unless earlier terminated as provided in this Agreement. At the end of the second year of the initial two-year term, this Agreement shall automatically be extended for an additional one-year term unless either party hereto shall give written notice of its or his intent to terminate one hundred eighty (180) days prior to the end of the second year of the initial two-year term.

     Section 1.2  Duties and Responsibilities of Executive.  Executive is hereby
                  ----------------------------------------
employed full time as Chief Financial Officer of ETI, shall do and perform all services and acts necessary or advisable to fulfill the duties of such offices, and shall conduct and perform such additional services and activities as may be determined from time to time by the Board of Directors or the CEO of ETI, as applicable. During the term of this Agreement, Executive shall devote his full time, energy and skill to the business of ETI and to the promotion of ETI's interests, and Executive acknowledges that he has a duty of loyalty to ETI and shall not engage in, directly and indirectly, any other business or activity that could materially and adversely affect ETI's business or the Executive's ability to perform his duties under this Agreement.

     In his capacity as an officer of ETI, Executive shall report to the CEO of ETI. Executive's authority and responsibility in ETI shall at all times be subject to the review and discretion of the Board of Directors, who shall have the final authority to make decisions regarding the business of ETI.

     Section 1.3 Compensation. For all services to be rendered by Executive
                 ------------
under this Agreement, ETI shall pay Executive as follows:

     (a)  Base Salary.  Executive shall be paid an annual gross salary of One
          -----------
Hundred Seventy Five Thousand Dollars ($175,000) payable bi-weekly. At the sole discretion of the Board of Directors of ETI, Executive's annual gross salary may be increased, from time to time, throughout the term of this Agreement, the amount of any such increase to be determined by the Board of Directors (or by a compensation committee thereof).

     (b)  Annual Bonus.  Executive may be paid an annual bonus in an amount
          ------------
recommended by the CEO of ETI and approved by the Board of Directors of ETI (or a compensation committee thereof).

     Section 1.4  Benefits.
                  --------

     (a)  Vacation.  Executive shall be entitled to three weeks paid vacation
          --------
annually during the first three calendar years of his employment by ETI and four weeks paid vacation during each calendar year thereafter. Any vacation not used during any calendar year shall be forfeited except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

     (b)  Life, Disability and Retirement Programs.  Executive shall be entitled
          ----------------------------------------
to participate in any life, disability and retirement programs that are generally offered to or provided for the senior management personnel of ETI, said programs to be approved by the Board of Directors.

     (c)  Group Insurance.  Executive shall be entitled to participate in such
          ---------------
group health and dental insurance programs (including family coverage) as may from time to time be offered generally to all of the other members of the senior management personnel of ETI and its subsidiaries. Executive's participation shall be on the same basis (including cost provisions) as such other members of senior management.

     Section 1.5  Stock Options.  ETI shall grant Executive options to purchase
                  -------------
265,000 shares of Common Stock, Series D of ETI (the "Options"), such Options to be subject to the terms and conditions set forth below. The Options shall be adjusted for any change in the total issued common shares of ETI (of any class) due to stock splits and stock dividends so that after the change, the number of shares subject to the then-outstanding Options bears the same proportion to the total number of issued common shares of ETI (of all classes) as borne prior to the change.

     (a)  Grant, Vesting and Exercise.  Options to purchase 265,000 shares of
          ---------------------------
Common Stock, Series D shall be granted as of the effective date of this Agreement and at the exercise price of Two Dollars ($2.00) per each share of Common Stock, Series D acquired upon exercise (subject to customary adjustments). It is agreed that Two Dollars ($ 2.00) is the fair market value of a share as of the effective date hereof. Said Options shall vest and become exercisable in accordance with the following schedule and shall remain exercisable through the fourth anniversary of the effective date of this Agreement, at which time such Options shall expire unless earlier terminated in accordance with the provisions hereof. Such Options shall include a provision requiring Executive to execute and deliver a copy of the Restated Shareholders Agreement (as it may be amended from time to time) among ETI and all of its current shareholders (the "Restated Shareholders Agreement").

                    Option for
                    Number of
                      Shares          Date Vested and Exercisable
                    ----------        ---------------------------
                     88,333           February 2, 1998

                     44,167           February 2, 1999

                     44,167           February 2, 2000

                     88,333           February 2, 2001

     At the effective time and date of a registration statement filed under the 1993 Act for a public offering of any series of ETI's shares, one-half (1/2) of the Options held by Executive which then have not vested and become exercisable under the above vesting schedule will immediately vest and become exercisable. All Options shall vest and become exercisable upon a Change of Control of ETI which occurs subsequent to the effective time and date of a registration statement filed under the Securities Act of 1933 ("1933 Act") for a public offering of any series of ETI's shares. For purposes of this Section 1.5(a), a "Change of Control" shall mean a change of the possession, direct or indirect, of the power to direct or cause the direction of management and policies of ETI, whether through ownership of voting securities, by contract (other than a commercial contract for goods or non-management services), or otherwise.
Without limitation, a Change of Control shall be deemed to have occurred if any person or entity that is not on the date hereof the beneficial owner of any securities of ETI becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of ETI's outstanding voting securities ordinarily having the right to vote for the election of directors of ETI.

     (b)  Return of Options and Repurchase of Shares.   (i)  In the event that
          ------------------------------------------
Executive voluntarily resigns his employment with ETI prior to February 2, 2000, all then outstanding Options that have been issued to Executive shall be canceled as of the date of Executive's notice of voluntary resignation. In the event that Executive voluntarily resigns his employment with ETI after February 1, 2000, all then outstanding and exercisable, options shall remain exercisable in full for a period of 120 days after the date of such notice of voluntary resignation. ETI shall have the option at its sole discretion to purchase any unexercised

Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Options determined as of or before the thirtieth (30th) day following the date such notice of voluntary resignation was given, with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in clause (iv) of this Subsection 1.5(b) set forth below. Furthermore, in the event Executive voluntarily resigns his employment with ETI and no registration statement filed under the 1933 Act for a public offering of any series of ETI's shares has become effective, then ETI in its sole discretion may purchase any shares of Common Stock previously obtained by Executive upon his exercise of any Options for an amount equal to the Fair Market Value of such shares of Common Stock. Any such repurchase of shares by ETI shall be accomplished within 180 days after such receipt of such notice of resignation.

          (ii) In the event that Executive's employment with ETI shall be terminated by ETI for Cause after February 1, 1999 or at any time without Cause, all then outstanding and unexercised Options shall become exercisable in full as of the date such notice of termination was given by ETI and shall remain exercisable in full for a period of 120 days after the date such notice to termination was given. ETI shall have the option at its sole discretion to purchase any unexercised Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Options determined as of or before the thirtieth (30th) day following the date such notice of termination was given by ETI, with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in clause (iv) of Subsection 1.5(b) appearing below. Furthermore, if no registration statement filed under the 1933 Act for a public offering of any series of ETI's Common Stock has become effective, then ETI in its sole discretion may repurchase any shares of Common Stock previously obtained by Executive upon the exercise of any Options for an amount equal to the Fair Market Value of such shares of the shares of Common Stock. Any such repurchase of the shares of Common Stock shall be accomplished within 180 days after the date such notice of termination was given by ETI.

          (iii) In the event Executive's employment with ETI shall be terminated by ETI for Cause on or before February 1, 1999, all then outstanding Options will be canceled, and, if no registration statement filed under the 1933 Act for a public offering of any series of ETI's Common Stock has become effective, then ETI in its sole discretion may repurchase any shares of Common Stock previously obtained by Executive upon his exercise of any Options for an amount equal to the aggregate amount paid by Executive to ETI in connection with the exercise price of such Options plus interest at eight percent per annum for the period Executive owned the Common Stock. Any such repurchase of the shares of Common Stock shall be accomplished within 180 days after such notice of termination.

          (iv) The Fair Market Value of a share of Common Stock, Series D on the date specified by ETI shall mean (i) the closing sales price of the Common Stock of ETI on such date on the national securities exchange (treating the NASDAQ National Market System as a national securities exchange) having the greatest volume of trading in the Common Stock during the thirty (30) day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market, in arms-length transactions not involving an affiliate of ETI, on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; (iii) if the Common Stock also is not traded on the over-the-counter market, the average net proceeds per share received or the price paid by ETI with respect to shares of Common Stock of any series sold or purchased by ETI in arms length transactions during the ninety
(90) days preceding the day the value is to be determined; or (iv) if no such purchase or sale transactions by ETI have occurred within such ninety (90) day period, the fair market value as determined in good faith by the Board of Directors of ETI based on (a) such relevant facts as may be available to such Board, which may include opinions of independent experts, the price at which recent purchases or sales have been made by third parties, the book value per share of the Common Stock, and the ETI's current and future earnings or (b) an independent appraisal, conducted at ETI's expense, by a qualified financial appraiser who is reasonably satisfactory to both ETI and Executive, provided that the selection of method (a) or (b) shall be by mutual agreement of the Board and Executive.

     (c) Initial Public Offering. In the event that ETI shall undertake an
         -----------------------
initial public offering ("IPO") of any series of its stock, pursuant to which it files a registration statement in accordance with the 1933 Act, notice of the filing of such registration statement shall be provided to Executive, and upon the effective date of such registration statement (i) pursuant to and in accordance with the Restated Shareholders Agreement, each one (1) outstanding share of Common Stock, Series D, will become one (1) share of Common Stock with all rights of a share of Common Stock, Series A, (ii) pursuant to and in accordance with Section 1.5(a above, one-half (1 /2) of the Executive's then-unvested Options shall immediately vest and become exercisable, and (iii) ETI shall have no right to repurchase any shares of Common Stock obtained by Executive's exercise of any Options.

     Section 1.6  Business Expenses. Executive shall be entitled to
                  -----------------
reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, communications (including cell phone and pager), entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with ETI's established policies for reimbursement of business expenses including an automobile allowance of Five Hundred Dollars ($500) per month. ETI will also pay the initiation fees, membership dues and assessments for Executive's family membership in a club in the Atlanta area acceptable to ETI and Executive which would permit Executive to engage in business entertainment for the benefit of ETI. ETI expects Executive to attend and participate in continuing education seminars and courses with respect to the health industry and business management related to his duties, and ETI will reimburse all ordinary and necessary expenses of such attendance and participation. Such continuing education courses and seminars will be scheduled in consultation with the CEO of ETI to ensure coordination of schedules.

                                  ARTICLE II
                                  ----------

                            COVENANTS OF EXECUTIVE
                            ----------------------

     Section 2.1  Confidentiality.  Executive recognizes the interest of ETI in
                  ---------------
maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with Company under this Agreement, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity other than ETI or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to ETI, or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industrial practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information").

     Executive will abide by ETI's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Executive acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to ETI or its affiliated entities shall be and remain the sole property of ETI and/or such affiliated entity and shall, upon the request of ETI, turn over all copies of such Proprietary Information to ETI (together with a written statement certifying as to his compliance with the foregoing).

     Section 2.2  Non-Solicitation of Customers and Non-Competition.
                  -------------------------------------------------

          During the term of his employment with ETI, and for a period of one
(1) year thereafter, Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit, direct or appropriate, or attempt to solicit, direct or appropriate any individual or entity which was, at the time of termination of Executive's employment, a customer or client of ETI for the purpose of providing a service or product to such customer or client which is the same type of service or product offered or provided by ETI at the time of termination of Executive's employment, with ETI.

          During the Executive's employment with ETI, and for the one (1) year period following the termination of Executive's employment with ETI for any reason, Executive shall not, without the prior written consent of the Board of Directors, which consent may be withheld at the sole discretion of the Board of Directors, engage or participate in, as a business executive or equity owner, the management or conduct of any business or enterprise that directly competes in any geographical area with any line of business in which ETI was engaged in at the time of termination of Executive's employment with ETI; provided, however, that nothing in this Subsection 2.2 shall prohibit Executive from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with ETI.

     Section 2.3  Non-Solicitation of Employees.  During the term of Executive's
                  -----------------------------
employment with ETI, and for a period of one (1) year thereafter (the "Non-solicitation Period"), Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during the Non-solicitation Period an employee of ETI for the purpose of providing services that are the same or similar to the types of services offered or engaged in by ETI at the time of termination of Executive's employment with ETI.

     Section 2.4  Trade Secrets.  The Executive shall not, at any time, either
                  -------------
during the term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of ETI or its subsidiaries, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

                                  ARTICLE III
                                  -----------

                           TERMINATION OF EMPLOYMENT
                           -------------------------

     Section 3.1  Termination by Company.  Executive's employment may be
                  ----------------------
terminated by ETI by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

     (a) Executive's death or disability which renders Executive incapable of performing his duties for more than one hundred twenty (120) calendar days in one calendar year or within consecutive calendar years (termination under this Section 3.1(a) shall be deemed termination without Cause);

     (b) for any reason following a determination by the Board of Directors of ETI to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

     (c) "for Cause," which for purposes of this Agreement shall mean that the Executive shall have committed or engaged in:

          (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with ETI;

          (ii)  intentional wrongful damage to any material assets of ETI;

          (iii) intentional wrongful disclosure of Proprietary Information or Trade Secrets of ETI or its affiliates;

          (iv) a felony or any similar crime involving dishonesty or moral turpitude;

          (v)  the habitual and debilitating use of alcohol or drugs; or

          (vi) the failure of the Executive to meet performance expectations, as determined and articulated by a majority of the members of ETI's Board of Directors other than Executive; provided, however, that in the event of this
                                --------  -------
clause (vi) being the sole reason for a termination for Cause, Executive shall have the cure provisions and rights provided for in Section 3.1(d) hereof and clause (ii) of Section 3.2(c) hereof.

     (d) In the event of a determination by ETI's Board of Directors to terminate Executive's employment under clause (vi) of Section 3.1(c) based solely on the failure of Executive to meet performance expectations, then ETI shall furnish to Executive in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. Executive shall then have a period of ninety (90) days after the giving of such written notice of proposed termination by ETI in which to attempt to effect a cure of the specified deficiencies. If at the end of such ninety (90) day period no such cure has been effected to the reasonable satisfaction of the Board of Directors of ETI, then Executive's employment shall be terminated as of the end of such ninety (90) day period. ETI shall be obligated to provide to Executive only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies the Executive is determined by the Board of Directors to have again failed to meet performance expectations, then his employment may be terminated immediately upon ETI's giving of notice of termination to Executive which specifies his deficiencies in performance.

     Section 3.2  Severance.  For purposes of this Agreement, Executive's
                  ---------
entitlement to any severance payments upon termination of his employment shall be as set forth below:

     (a)  Termination Without Cause. Executive shall be entitled to 12 months
          -------------------------
salary continuation, payable in bi-weekly installments, and continued participation in ETI's group health and dental insurance program upon the timely periodic payment of the amount required by ETI for employees to maintain family coverage for such programs, as severance pay in the event that the Executive's employment is terminated without Cause, commencing as of the date of Executive's death or disability for purposes of Section 3.1(a), or the date specified in a notice given under Section 3.1(b).

     (b)  Voluntary Termination. Executive shall not receive any severance pay
          ---------------------
in the event that he voluntarily resigns his employment with ETI unless such severance pay is approved by the Board of Directors of ETI in its sole discretion. Executive shall provide a minimum of thirty (30) days prior notice to the CEO of his resignation. In the event Executive shall provide thirty (30) days prior written notice of his intent to resign, ETI may accept such resignation effective as of any date during such thirty (30) day period as ETI deems appropriate, provided that Executive shall receive from ETI his salary and be entitled to participate at ETI's expense in any Company sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty (30) day period.

     (c)  For Cause. Executive shall not be entitled to any severance pay
          ---------
whatsoever in the event that his employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless (i) severance pay is approved by the Board of Directors of ETI in its sole discretion, or (ii) Executive's employment is terminated based solely on non-performance pursuant to clause (vi) of Section
3.1 (c), in which event Executive shall be entitled to three (3) months salary continuation and continued participation in ETI's group health and dental insurance program upon timely periodic payment of the amount required by ETI for employees to maintain family coverage for such programs.

                                  ARTICLE IV
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     Section 4.1  Withholding of Taxes.  ETI may withhold from any amounts
                  --------------------
payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

     Section 4.2  Notice.  For purposes of this Agreement, all communications
                  ------
including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) on the day of transmission when given by facsimile transmission with confirmation of receipt, (iii) on the following day if submitted to a nationally recognized courier service, or (iv) five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to ETI (to the attention of the Secretary of ETI) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

     Section 4.3  Governing Law.  The validity, interpretation, construction,
                  -------------
performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws of such State.

     Section 4.4  Validity.  If any provision of this Agreement or the
                  --------
application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

     Section 4.5  Entire Agreement.  This Agreement supersedes any other
                  ----------------
agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of

Executive by ETI. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by all parties hereto.

     Section 4.6  Successors and Binding Agreement.
                  --------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of ETI and any Successor of or to ETI, but shall not be otherwise be assignable or delegable by ETI. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of ETI, whether by sale, merger, consolidation, reorganization or otherwise.

     (b) ETI shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

     (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributes and legatees.

     (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

     Section 4.7  Captions.  The captions in this Agreement are solely for
                  --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     Section 4.8  Miscellaneous.  No provisions of this Agreement may be
                  -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and ETI. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time.

     Section 4.9  Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                              ENDEAVOR TECHNOLOGIES INC.


                              By:  /s/ Jeffrey T. Arnold
                                   ---------------------
                                   Jeffrey T. Arnold
                                   Chief Executive Officer



                              EXECUTIVE


                              /s/ K. Robert Draughon
                              ----------------------
                              K. Robert Draughon